Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Investor Relations

Cutera Announces Appointment of David Mowry as Chief Executive Officer

COO Jason Richey Promoted to President

Comments on Preliminary Financial Results for

Second Quarter 2019

BRISBANE, California, July 9, 2019 ─ Cutera, Inc. (CUTR) (“Cutera” or the “Company”), a leading provider of laser and energy-based aesthetic systems for practitioners worldwide, today announced that David H. Mowry, 56, has been named Chief Executive Officer, effective immediately. Mr. Mowry has also been appointed to the Company’s Board of Directors. Mr. Mowry succeeds Jason Richey, who has served as Interim CEO since January 7, 2019.

Mr. Mowry is a career medical device executive with successful leadership assignments across multiple market segments. Most recently, Mr. Mowry served as President and CEO of Vyaire Medical, a privately-held global respiratory care business with revenues exceeding $750mm. While serving at Vyaire, Mr. Mowry led the efforts to carve-out four separate divisions from Becton-Dickinson and Company (BDX), following its acquisition of CareFusion, combining the units into a standalone, singularly-focused Respiratory Care company. Prior to Vyaire, Mr. Mowry was the President and CEO of Tornier Inc., a publicly-traded leader in orthopedic extremities solutions acquired by Wright Medical (WMGI) in October 2015 for approximately $1.6 billion. While leading Tornier, Mr. Mowry consistently delivered above-market growth through strong commercial execution, portfolio development and differentiated service to Tornier’s clinician customers. Prior to Tornier, Mr. Mowry served as President of Covidien’s Neurovascular Division, a recognized leader in the hemorrhagic and ischemic stroke interventional device markets. Mr. Mowry received a BS in engineering from The United States Military Academy at West Point.

“We are pleased to welcome David Mowry as Cutera’s CEO,” commented J. Daniel Plants, Chairman of the Board of Directors. “Dave is a highly regarded leader in the medical device industry, with a proven track record of building great businesses and creating shareholder value. We’re confident that Dave’s vision, operational discipline and commercial acumen make him the ideal leader for Cutera, and we’re excited to leverage his experience to help Cutera reach the next level.”

Mr. Plants also commented on the success of the Company’s leadership in effectuating a successful CEO transition during the past six months. “On behalf of Cutera’s Board of Directors, I would like to thank Jason Richey for his outstanding efforts serving as our interim CEO. Under Jason’s direction, Cutera’s senior management has put in motion a number of important initiatives and stabilized the business, as evidenced by the preliminary financial results which we are also issuing today – exceeding revenue expectations in both quarters under his watch. Jason is a talented leader and, in recognition of his many contributions, we have promoted him to the role of President, the first executive to hold this title at Cutera. Finally, our search committee, comprised of Directors Gregory Barrett and Timothy O’Shea, deserves commendation for its thorough process, which culminated in the identification and recruitment of Dave Mowry as our next CEO.”

Exhibit 99.1

“I am delighted to have the opportunity to lead Cutera, a company with an exceptionally strong product portfolio and a reputation for delivering differentiated technology developed with the clinician customer in mind. The Company’s unique, singular focus on the aesthetics market provides it with the ideal scale and scope to win,” commented Mr. Mowry. “I am especially excited to work with the talented team at Cutera to deliver sustainable growth and improved profitability while, most importantly, continuing to deliver market-leading technology to our valued customers. I am confident in our ability to position Cutera for long-term success and look forward to working together to achieve our full potential.”

Cutera also announced today that its preliminary, unaudited financial results for the quarter ended June 30, 2019 exceeded consensus growth estimates and its own revenue forecast. The Company plans to release full second quarter financial results as scheduled on August 8, 2019 after market close.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The forward-looking statements include preliminary, unaudited, financial performance for the fourth quarter ended December 31, 2018, and plans for the CEO search process. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include review of our financial results for the fourth quarter of 2018, including consultation with our independent auditors, and others that are described in the section entitled, “Risk Factors” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on November 6, 2018. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Cutera, Inc.

Matthew Scalo

VP, Investor Relations and Corporate Development

415-657-5500

mscalo@cutera.com

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